Exhibit 10.5

Corporate
Millennium Way West
Phoenix Centre
25th November 2014	Nottingham
NG8 6AW
UK
Strictly Private & Confidential	T: +44 (0) 115 979 6300
F: +44 (0) 115 975 0600
Rick Smith 4 Skegby Hall Gardens Skegby Sutton-in-Ashfield Nottinghamshire NG17 3FX	www.multipkg.com

Dear Rick

EVP Asia, Corporate Development & Technical Services

I am very pleased to formally confirm that you have been appointed Executive Vice President, Asia, Corporate Development and Technical Services reporting directly to Marc Shore, CEO.

The change will be effective from 1st December 2014. Your salary will increase to £185,000 per annum and your bonus earning potential will increase to 40%. All other terms and conditions of employment will remain unchanged.

Please can you sign this letter, confirming your acceptance of the changes and return one copy to Sarah-Jane Hutchinson, Group HR Director, and retain one copy for your personal records.

It only remains for me to congratulate you and to thank you for your continued support and commitment.

Yours sincerely

/s/ Mike Cheetham

Mike Cheetham
President

I have read, understood and accept the terms contained in this letter

Signed:	/s/ Rick Smith

(Rick Smith)

Date:	11/12/2014